EXHIBIT 10.17

          RECEIVABLE PURCHASE AND STOCK TRANSFER RESTRICTION AGREEMENT

         This Receivable Purchase and Stock Transfer Restriction Agreement ("AGREEMENT") is made as of April 17, 2002 to be effective as of the Effective Date, as defined below, by and among New Visual Corporation, a Utah corporation ("NVC"), Zaiq Technologies, Inc., a Delaware corporation ("ZAIQ"), and Adaptive Networks, Inc., a Massachusetts corporation ("ANI"). NVC, ZAIQ and ANI are each referred to as a "PARTY" and collectively referred to as the "PARTIES."

                              PRELIMINARY STATEMENT

         As of the Effective Date, ANI has accumulated indebtedness to ZAIQ that is represented by a receivable of ZAIQ, payable by ANI. ZAIQ desires to sell, and NVC desires to purchase the ANI receivable from ZAIQ, for a purchase price consisting of $250,000 in cash and 3,192 shares of Series B Preferred Stock, par value $.01 per share, of NVC (the "PREFERRED STOCK") in accordance with the terms and subject to the conditions set forth herein. This Agreement shall not apply to indebtedness of any kind owed by ANI to ZAIQ in respect of any period from and after the Effective Date, or the respective rights and obligations of ANI and ZAIQ in connection with products and services provided by ZAIQ to ANI from and after the Effective Date. ZAIQ and NVC further desire to agree to certain restrictions on the transfer of the Securities (as defined below) to be issued to ZAIQ.

                                    AGREEMENT

         The Parties, intending to be legally bound, agree as follows:

1. DEFINITIONS As used in this Agreement, the terms set forth below have the following meanings:

         1.1 "ADVERSE CLAIM" means a lien, security interest or other charge or encumbrance, claim or any other type of preferential arrangement.

         1.2 "COMMON STOCK" shall refer to the Common Stock of NVC, par value $.001.

         1.3 "CONVERSION STOCK" shall refer to the Common Stock into which the Preferred Stock is convertible pursuant to the Designation.

         1.4 "DESIGNATION" shall refer to the designation of the rights, preferences and privileges of the Series B Preferred Stock of NVC as filed with the Utah Department of Commerce, Division of Corporations and Commercial Code, and substantially in the form attached as Exhibit A hereto.

         1.5 "EFFECTIVE DATE" shall mean the Effective Date of that certain Development and License Agreement entered into or to be entered into between NVC and ANI and of this Agreement and the Related Documents. As of the Effective Date, the closing of the transactions contemplated by the Development and License Agreement and the transactions contemplated hereby shall have occurred, or shall be occurring, and each such closing shall be conditioned upon the completion of the other, and both such closings shall, when completed, be deemed simultaneous.

         1.6 "FAIR MARKET VALUE PER SHARE" of a share of Common Stock shall mean an amount determined as follows:

                           (i) If the Common Stock is traded on a stock exchange, an amount equal to the average of the daily closing selling prices of the Common Stock on the stock exchange reasonably determined by the Board of Directors to be the primary market for the Common Stock over the ten (10) trading day period ending on the date prior to the date of the event giving rise to the need to determine such Fair Market Value, as such prices are officially quoted in the composite tape of transactions on such exchange;

                           (ii) If the Common Stock is traded over-the-counter, an amount equal to the average of the daily closing selling prices (or, if such information is not available, the average of the daily closing bid and asked prices) of the Common Stock over the ten (10) trading day period ending on the date prior to the date of the event giving rise to the need to determine such Fair Market Value, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system; and

                  (iii) If no determination can be made on the basis set forth in either (i) or (ii) above, the Fair Market Value Per Share shall be an amount determined in good faith by the Board of Directors of NVC as of the date of the event giving rise to the need for such determination.

         The Fair Market Value Per Share of any share of Preferred Stock shall mean the aggregate Fair Market Value of the shares of Conversion Stock issuable upon conversion of such share of Preferred Stock.

         1.7 "PREFERRED STOCK" shall refer to the Series B Preferred Stock, par value $.01 of NVC.

         1.8 "RECEIVABLE" means any indebtedness and other obligations owed to ZAIQ by ANI or any right of ZAIQ to payment from or on behalf of ANI, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by ZAIQ prior to the Effective Date and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto.

         1.9 "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement entered into as of the Effective Date by and between ZAIQ and NVC, substantially in the form of Exhibit B hereto.

         1.10 "RELATED DOCUMENTS means this Agreement, the Designation, the Registration Rights Agreement and any other agreement, instrument, certificate or other document entered into in connection herewith or therewith or relating to the transactions contemplated hereby and thereby.

         1.11 "RELATED SECURITY" means, with respect to the Receivable:

                  (i) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, together with all UCC financing statements or similar filings relating thereto; and

                  (ii) all guaranties, indemnities, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to any contract or agreement related to such Receivable or otherwise.

         The parties agree that under no circumstances will ANI warrants that have been or may in the future be issued to ZAIQ ever be considered to be "Related Security" hereunder.

         1.12 "SECURITIES" shall refer to the Preferred Stock and the Conversion Stock.

2.       PURCHASE AND SALE OF RECEIVABLE

         2.1. SALE OF RECEIVABLE. Subject to the terms and conditions set forth in this Agreement, including the delivery of the Purchase Price, as set forth below, as of the Effective Date, ZAIQ does hereby sell, convey, assign and deliver to NVC, its successors and assigns, without set off, all of ZAIQ's right, title and interest in and to the Receivable and any Related Security, on an as is, where is basis, without recourse, and without representation or warranty of any kind, other than as may be expressly set forth herein. NVC will not have any claim, cause of action or right of offset against ZAIQ arising out of a past, present or future dispute between ANI and ZAIQ relating to any products or services provided to ANI by ZAIQ related to the Receivable, including without limitation disputes as to the quality, value or effectiveness of such products or services; provided, however, that nothing herein shall affect ZAIQ's obligations to ANI respecting such products and services, as set forth in the Services Agreement between ZAIQ and ANI, dated as of November 1, 2000 (the "Services Agreement"), or ANI's obligations to ZAIQ thereunder (except with respect to the discharge of the Receivable in accordance with this Agreement)

         2.2. COLLECTIONS. ZAIQ constitutes and appoints NVC the true and lawful agent and attorney in fact of ZAIQ, with full power of substitution and resubstitution, in whole or in part, in the name and stead of ZAIQ but on behalf and for the benefit of NVC and its successors and assigns, from time to time:

                  (a) to demand, receive and collect any and all of the Receivable or any Related Security and to give receipts and releases for and with respect to the same, or any part thereof;

                  (b) to institute and prosecute, in its own name, any and all proceedings at law, in equity or otherwise, which NVC or its successors and assigns may deem proper to collect or reduce to possession any of the Receivable or any Related Security and to collect or enforce any claim or right of any kind hereby assigned or transferred, or intended so to be; and

                  (c) to do all things legally permissible, required, or reasonably deemed by NVC to be required, to recover and collect the Receivable or any Related Security.

         2.3 [RESERVED]

         2.4 DELIVERIES. As of the Effective Date ZAIQ will deliver to NVC all documents evidencing or relating to the Receivable and all goods or other property constituting any Related Security and all documents evidencing or relating to any Related Security that are in the possession of ZAIQ, other than proprietary documents of ZAIQ. ZAIQ will also deliver to NVC an opinion of counsel to ZAIQ, dated as of the Effective Date, in form and substance reasonably satisfactory to NVC and counsel to NVC.

         2.5 PARTIES ACKNOWLEDGEMENT OF SUBSTITUTION. ANI hereby acknowledges in whole the transactions contemplated hereby, including the substitution of NVC as the obligee in respect of the Receivable, and the discharge of its obligation to ZAIQ in connection with the Receivable and the substitution therefor of its obligation to NVC. ANI covenants to make all future payments with respect to the Receivable to NVC. The Parties agree and acknowledge that from and after the Effective Date, ANI's obligations to ZAIQ with respect to the Receivable will cease, and ZAIQ will have no rights or recourse to ANI in respect of the Receivable whatsoever. ZAIQ acknowledges that ANI has paid in full for, and that ZAIQ has no ownership interest in, any products or services provided to ANI by ZAIQ related to the Receivable. All ZAIQ's rights in the Receivable shall be fully transferred to NVC. Except for claims, demands and liabilities arising out of ZAIQ's obligations, if any, to ANI pursuant to the Services Agreement, including, without limitation, any such arising out of products or services provided by ZAIQ pursuant thereto, ANI hereby releases and discharges ZAIQ from any claims, demands or liabilities which ANI had, may have had or now has against ZAIQ, if any, from the beginning of the world to the date hereof.

         2.6 PARTIES ACKNOWLEDGEMENT OF AMOUNT. The Parties hereto hereby acknowledge that as of the Effective Date the aggregate amount of the Receivable is $3,442,000.

         2.7. FURTHER ASSURANCES. ZAIQ from time to time hereafter and without further consideration, upon request of NVC, covenants and agrees to execute and deliver all such other and additional instruments and other documents, and to take all other actions, as may be reasonably necessary to more effectively grant, convey, and assign all of the Receivable hereby granted, conveyed and assigned, or intended so to be, and which are reasonably necessary or desirable to facilitate the recognition of the transferred ownership of the Receivable. Such separate instruments and documents (a) shall evidence the conveyance and assignment of the applicable Receivable herein made and shall not constitute an additional conveyance or assignment of the Receivable, (b) are not intended to modify, and shall not modify, any of the terms, covenants and conditions herein set forth, and (c) shall be deemed to contain all of the terms and provisions hereof, as fully and to all intents and purposes as though the same were set forth at length therein.

3.       PAYMENT OF PURCHASE PRICE

         3.1 PURCHASE PRICE - CASH AND PREFERRED STOCK. In full payment of the purchase price for the Receivable (the "PURCHASE PRICE"), NVC shall pay to ZAIQ the sum in cash of $250,000 (the "CASH COMPONENT") and issue and deliver to ZAIQ 3,192 shares of Preferred Stock (the "SHARES").

         3.2 DELIVERIES. The Cash Component shall be payable in two installments of which $100,000 shall be payable on the Effective Date and $150,000 shall be payable within forty-five days of the Effective Date. As of the Effective Date, NVC shall deliver to ZAIQ one or more stock certificates representing the Shares. NVC will also deliver to ZAIQ an opinion of counsel to NVC, dated as of the Effective Date, in form and substance reasonably satisfactory to ZAIQ and counsel to ZAIQ.

4.       REPRESENTATIONS AND WARRANTIES OF ZAIQ

         ZAIQ represents and warrants to NVC the following:

         4.1 CORPORATE STATUS AND GOOD STANDING. ZAIQ is a corporation duly organized, validly existing, and in good standing under the laws of Delaware.

         4.2 AUTHORIZATION OF TRANSACTION. ZAIQ has full power and authority to execute and deliver this Agreement and the other Related Documents and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Related Documents by ZAIQ and the consummation by ZAIQ of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action. This Agreement and the other Related Documents constitute the valid and legally binding obligations of ZAIQ, enforceable in accordance with their terms and conditions, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally.

         4.3 CONSENTS AND APPROVALS. ZAIQ need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement and the other Related Documents.

         4.4 NON-CONTRAVENTION. Neither the execution and the delivery of this Agreement and the other Related Documents, nor the consummation of the transactions contemplated hereby and thereby will violate in any material respect any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which ZAIQ is subject or any provision of its certificate of incorporation or bylaws. Except as obtained prior to the execution of this Agreement and the other Related Documents and delivered to NVC, no approval, waiver or consent by ZAIQ under any instrument, contract or agreement to which ZAIQ is a party is necessary to consummate the transactions contemplated hereby and thereby.

         4.5 NO DEFENSE. Except as set forth on Exhibit C, the Receivable represents all indebtedness to ZAIQ of ANI for products or services through the Effective Date.

         4.6 TITLE. ZAIQ is the legal and beneficial owner of the Receivable and any Related Security, free and clear of any Adverse Claim of any party. Upon purchase, NVC shall acquire a valid and enforceable undivided ownership interest in the Receivable, free and clear of any Adverse Claim of any party. ZAIQ has not sold or otherwise transferred any interest in the Receivable or any Related Security prior to the date hereof. Except with respect to the existing liens of Silicon Valley Bank, ZAIQ has not granted to any party any security interest in its own assets which could constitute an Adverse Claim on the Receivable or any Related Security prior to the date hereof. Except with respect to the existing liens of Silicon Valley Bank, no effective financing statement or similar instrument covering the Receivable or any Related Security or collections and other proceeds with respect thereto is on file in any recording office.

         4.7 NO ACTIONS. There is no pending or threatened action or proceeding affecting ZAIQ before any governmental authority or arbitrator which could reasonably be expected to adversely affect the ability of ZAIQ to perform its obligations under the Agreement or the other Related Documents or the collectibility of the Receivable, or which affects or purports to affect the legality, validity or enforceability of the Agreement or the other Related Documents.

         4.8 PURCHASE FOR ENTIRELY OWN ACCOUNT. ZAIQ hereby confirms that the Securities to be received by ZAIQ will be acquired for investment for ZAIQ's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that ZAIQ has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement and the other Related Documents, ZAIQ further represents that ZAIQ does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

         4.9 DISCLOSURE OF INFORMATION. ZAIQ has had an opportunity to review NVC's filings under the Securities Act and the Securities Exchange Act of 1934, as amended, and has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. ZAIQ further represents that it has had an opportunity to ask questions and receive answers from NVC regarding such filings, the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of NVC.

         4.10 INVESTMENT EXPERIENCE. ZAIQ acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

         4.11 RESIDENCE; ACCREDITED INVESTOR. ZAIQ's principal residence is the State of Massachusetts. ZAIQ is a corporation not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000.

         4.12 RESTRICTED SECURITIES. ZAIQ understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from NVC in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act (as defined in Section 5.6) only in certain limited circumstances. In this connection, ZAIQ represents that it is familiar with Rule 144 promulgated by the SEC (as defined in Section 5.6) as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act, including without limitation the Rule 144 condition that current information about NVC be available to the public.

         4.13 LEGENDS. It is understood that the certificates evidencing the Securities will bear a legend, the text of which will be substantially equivalent to the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT THE COMPANY WILL NOT RECOGNIZE ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN THE ABSENCE OF AN OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO THE COMPANY STATING THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

         THE CORPORATION WILL FURNISH TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE ON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS A FULL STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF WHICH THE COPORATION IS AUTHORIZED TO ISSUE AND THE QUALIFCATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH FULL STATEMENT IS SET FORTH IN THE CORPORATION'S ARTICLES OF INCORPORATION, AS AMENDED OR RESTATED, ON FILE IN THE STATE OF UTAH.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE FURTHER SUBJECT TO CERTAIN TRANSFER RESTRICTIONS THAT ARE SET FORTH IN A "RECEIVABLES PURCHASE AND STOCK TRANSFER RESTRICTION AGREEMENT," A COPY OF WHICH IS AVAILABLE FROM THE COMPANY UPON REQUEST. THE COMPANY WILL NOT RECOGNIZE ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN A MANNER THAT CONFLICTS WITH THIS AGREEMENT."

         4.14 ADVISORS. ZAIQ acknowledges that it has had the opportunity to review this Agreement and the other Related Documents and the transactions contemplated by this Agreement and the other Related Documents with ZAIQ's own legal counsel. ZAIQ is relying solely on its legal counsel and tax advisors and not on any statements or representations of NVC or any of NVC's agents for legal or tax advice with respect to this investment or the transactions contemplated by this Agreement and the other Related Documents.

5.       REPRESENTATIONS AND WARRANTIES OF NVC

         NVC represents and warrants to ZAIQ the following:

         5.1 CORPORATE STATUS AND GOOD STANDING. NVC is a corporation duly organized, validly existing, and in good standing under the laws of Utah.

         5.2 AUTHORIZATION OF TRANSACTION. NVC has full power and authority to execute and deliver this Agreement and the other Related Documents and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Related Documents by NVC and the consummation by NVC of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action. This Agreement and the other Related Documents constitute the valid and legally binding obligations of

NVC, enforceable in accordance with the terms and conditions herein, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally.

         5.3 CONSENTS AND APPROVALS. NVC does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement and the other Related Documents, other than (a) the filing of the Designation with the appropriate office in the State of Utah;
(b) such filings as are required pursuant to applicable federal and state securities laws and blue sky laws, which filings will be effected within the required statutory period; and (c) such consents, approvals, orders or authorizations the failure of which to be made or obtained would not have any change or effect that is or is reasonably likely to be materially adverse to the financial condition, business or results of operations of NVC or impair the ability of NVC to perform its obligations in any material respect, or impair the title or value of any consideration to be delivered to Zaiq hereunder or afford to NVC or any third party the right to rescind or void this agreement.

         5.4 NON-CONTRAVENTION. Neither the execution and the delivery of this Agreement and the other Related Documents nor the consummation of the transactions contemplated hereby and thereby will violate in any material respect any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which NVC is subject or any provision of its articles of incorporation or bylaws. Except as obtained prior to the Effective Date of this Agreement and the other Related Documents, no approval, waiver or consent by NVC under any instrument, contract or agreement to which NVC is a party is necessary to consummate the transactions contemplated hereby and thereby.

         5.5 VALIDITY OF ISSUANCE. As of the Effective Date, the Preferred Stock is duly authorized and when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will have the rights, preferences and privileges specified in the Designation. As of the Effective Date, the Conversion Stock is duly authorized and has been reserved for issuance upon conversion of the Preferred Stock, and, when issued upon conversion in accordance with the terms of the Designation will be duly and validly issued, fully paid and nonassessable.

         5.6 SEC FILINGS. NVC has filed all forms, reports, statements and other documents (the "REPORTS") required to be filed by it with the Securities and Exchange Commission ("SEC"). The Reports (a) were prepared in all material respects in accordance with the Securities Act of 1933, as amended (the "SECURITIES ACT") and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as the case may be, and (b) did not at the time they were filed (or, if amended or superseded by a filing prior to the Effective Date, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         5.7 CAPITALIZATION. As of the date hereof, the authorized capital stock of NVC consists of (a) 100,000,000 shares of Common Stock and (b) 15,000,000 shares of preferred stock, par value $0.01 per share, of which 100,000 shares have been designated Series A Junior Participating Preferred Stock (the "SERIES A PREFERRED STOCK") and of which, as of the Effective Date, 4000 shares shall have been designated Series B Preferred Stock. As of April 8, 2002, 45,209,452 shares of Common Stock and no shares of Series A Preferred Stock were outstanding. As of April 8, 2002, there were outstanding options granted by NVC exercisable for 5,748,750 shares of Common Stock, outstanding warrants granted by NVC exercisable for 3,935,818 shares of Common Stock, and securities issued by NVC convertible into 1,246,875 shares of Common Stock. Except as specifically set forth above, NVC had no other securities issued or outstanding as of April 8, 2002.

6.       OBSERVER RIGHTS

         6.1 RIGHT TO OBSERVER ON BOARD. For so long as ZAIQ shall continue to hold at least one half of the 3192 shares of Series B Preferred Stock originally issued to it pursuant to this Agreement (as such number may be adjusted in the event of any stock split or other subdivision, reverse stock split or other combination, stock dividend or other recapitalization of the Series B Preferred Stock), ZAIQ shall be entitled to designate one individual reasonably acceptable to NVC to attend all meetings of NVC's Board of Directors (including without limitation all regular and/or special meetings, including all telephonic and/or videophonic meetings) in a nonvoting observer capacity, and to receive all proposed written consents to action at the same time such materials are provided to NVC's Board of Directors. Such observer shall be given copies of all notices, minutes, consents, proposed consents and other materials that NVC provides to its directors at the same time such materials are provided to such directors; provided, however, that such representative shall agree to hold in confidence (unless and until such information is disclosed by the company or otherwise becomes known to persons outside of NVC through no fault of such representative or of ZAIQ, and further provided that such representative will be entitled to share such information with ZAIQ's board of directors and management) and trust and to act in a fiduciary manner with respect to all information so provided; and provided further that NVC reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting: (I) in the good faith judgment of the Board could adversely affect the attorney-client privilege between NVC and its outside counsel or cause the Board to breach its fiduciary duties, or
(II) in the good faith judgment of the Board would result in disclosure of trade secrets to such nonvoting representative, unless such representative executes a non-disclosure agreement reasonably satisfactory to NVC, or (III) in the good faith judgment of the Board involves a conflict of interest due to ZAIQ's or the nonvoting representative's relationships with NVC or its affiliates. ZAIQ and such representative agrees to abide by NVC's insider trading policies applicable to directors generally, and acknowledges that conversion of the Series B Preferred Stock may not be permissible while ZAIQ or such representative is in possession of material, non-public information of NVC.

         6.2 MEMBER OF ADVISORY BOARD. For so long as ZAIQ shall continue to hold at least one half of the 3192 shares of Series B Preferred Stock originally issued to it pursuant to this Agreement (as such number may be adjusted in the event of any stock split or other subdivision, reverse stock split or other combination, stock dividend or other recapitalization of the Series B Preferred Stock), ZAIQ shall be entitled to designate one individual reasonably acceptable to NVC to be appointed by NVC to serve as an Advisory Director of NVC, which Advisory Director shall have responsibilities determined as set forth in Section
3.5 of NVC's Bylaws.

7.       RESTRICTIONS ON TRANSFER OF SECURITIES

         7.1 NO TRANSFER IN VIOLATION OF THIS SECTION 7. Except as provided in this Section 7, ZAIQ will not sell, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of (collectively referred to as a "TRANSFER") all or any part of or any interest in the Securities now or hereafter owned or held by it. Any sale, assignment, transfer, pledge, hypothecation or other encumbrance or disposition of Securities not made in conformance with this
Section 7 shall be null and void, shall not be recorded on the books of NVC and shall not be recognized by NVC. NVC may require, as a condition to recognizing the validity of any Transfer to a transferee permitted by this Section 7 (a "PERMITTED TRANSFEREE"), that such Permitted Transferee execute a written document agreeing to be bound by the provisions regarding Transfers contained in this Section 7, provided, however, that this requirement shall not apply to Permitted Transferees purchasing shares in a transaction meeting the manner of sale requirements of paragraphs (f) and (g) of Rule 144 under the Securities Act. Any Transfer of Securities to NVC pursuant to the Designation, or otherwise, shall be deemed to be in compliance with this Section 7 and shall not be subject to the restrictions set forth in Section 7.4.

         7.2 TRANSFERS PURSUANT TO REGISTRATION OR EXEMPTION. In addition to the restrictions set forth in Sections 7.3 and 7.4 below, no Transfer of Securities may be made unless such Transfer is (a) in a sale pursuant to an effective registration statement under the Securities Act and applicable state securities laws or (b) in a sale pursuant to an exemption from such registration requirements; provided, however, that NVC may require the transferor to provide NVC with an opinion of counsel, which counsel shall be reasonably satisfactory to NVC, to the effect that such Transfer is so exempt.

         7.3      RIGHT OF FIRST REFUSAL.

                  (a) TRANSFER NOTICE. If at any time ZAIQ proposes (x) to transfer Securities to one or more third parties pursuant to an understanding with such third parties or (y) to transfer Securities in a public sale, then ZAIQ shall give NVC written notice of ZAIQ's intention to make the Transfer (the "TRANSFER NOTICE"), which Transfer Notice shall include (i) a description of the Securities to be transferred ("OFFERED SHARES"), (ii) if such Transfer is described in clause (x) above, the identity of the prospective transferee(s) and

         (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. In connection with any Transfer described in clause (x) above, the Transfer Notice shall certify that ZAIQ has received a firm offer from the prospective transferee(s) and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice, and shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer. The Transfer Notice shall be delivered to NVC at least fourteen (14) days prior to the date ZAIQ proposes to consummate the proposed Transfer.

                  (b) NVC'S OPTION. NVC shall have an option for a period of fourteen (14) days from receipt of the Transfer Notice to elect to purchase the Offered Shares (I) in the case of a proposed Transfer described in clause (x) of paragraph (a) above, at the same price and subject to the same material terms and conditions as described in the Transfer Notice and (II) in the case of a proposed Transfer described in clause (y) of paragraph (a) above, at the Fair Market Value Per Share. NVC may exercise such purchase option and, thereby, purchase all or a portion of the Offered Shares by notifying ZAIQ in writing before expiration of such fourteen (14) day period as to the number of such Offered Shares which it wishes to purchase. If NVC gives ZAIQ notice that it desires to purchase such Offered Shares, then payment for the Offered Shares shall be made in cash (subject to subsection 7.3(c) below) against delivery of the Offered Shares to be purchased, at a place agreed upon between the parties and at the time of the scheduled closing therefor, unless the value of the purchase price has not been determined pursuant to paragraph (c) below.

                  (c) VALUATION OF PROPERTY. Should any portion of the purchase price specified in the Transfer Notice be payable in cash, evidences of indebtedness or securities of any entity, NVC shall have the right to pay such portion of the purchase price in cash, at the agreed to or appraised value as set forth below. Should any portion of the purchase price specified in the Transfer Notice be payable in property other than cash, evidences of indebtedness or securities of any entity, NVC shall have the right to pay such portion of the purchase price in the form of cash or in the form of equivalent property of NVC (which shall not include securities of NVC, unless NVC and ZAIQ otherwise agree) equal in amount to the value of such property (with the concept of equivalency to include, without limitation, equivalency of liquidity). If ZAIQ and NVC cannot agree on the values of any evidences of indebtedness, securities of any entity, or property offered as consideration in the Transfer Notice or on the values of any NVC property offered in lieu thereof, within ten (10) days after NVC's receipt of the Transfer Notice, the valuations shall be made by an appraiser of recognized standing selected by ZAIQ and NVC or, if they cannot agree on an appraiser within ten (10) days after NVC's receipt of the Transfer Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such values. The cost of such appraisal shall be shared equally by ZAIQ and NVC. If the time for the closing of NVC's purchase has expired but for the determination of the value of the purchase price offered by the prospective transferee(s) and any property offered by NVC, then such closing shall be held on or prior to the fifth business day after such valuations shall have been made pursuant to this subsection.

                  (d) ZAIQ RIGHT TO SELL To the extent that NVC has not exercised its rights to purchase the Offered Shares within the time periods specified in this Section, ZAIQ shall have a period of forty-five (45) days from the expiration of such rights in which to sell the Offered Shares upon terms and conditions (including the purchase price) no more favorable than those specified in the Transfer Notice, and, if applicable, to the proposed transferee(s) identified in the Transfer Notice which transferee(s) prior to the completion of the sale, transfer, or assignment shall have executed documents assuming the obligations of ZAIQ under this Agreement with respect to the transferred securities.

         7.4 RESTRICTIONS ON NUMBER OF SECURITIES SOLD. ZAIQ agrees that it will not at any time sell a number of shares of NVC Common Stock in any continuous ninety-day period which would total a number of Securities in excess of one percent 1% of the outstanding shares of Common Stock of NVC as of the date of any such sale. For purposes of the foregoing calculation, a Transfer of shares of Preferred Stock shall be deemed to constitute a Transfer of the number of shares of Conversion Stock then issuable upon conversion of such shares of Preferred Stock.

         7.5 LIMITATIONS ON RESTRICTIONS. Notwithstanding the provisions of
Section 7.3 and 7.4 of this Agreement, ZAIQ may sell or otherwise assign, with or without consideration, Securities to any company controlling, controlled by or under common control with ZAIQ (an "Affiliate"), provided that such Affiliate, prior to the completion of the sale, transfer, or assignment shall have executed documents assuming the obligations of ZAIQ under this Agreement with respect to the transferred Securities.

8.       GENERAL PROVISIONS

         8.1 SURVIVAL. The warranties, representations and covenants of the Parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement for 12 months.

         8.2 EXPENSES. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby and thereby.

         8.3 FINDER. Each Party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction.

         8.4 ENTIRE AGREEMENT. This Agreement and the Related Documents (including the documents referred to herein) constitute the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

         8.5 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder and thereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder and thereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         8.6 NOTICES. All notices, requests, demands, claims, and other communications hereunder and thereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder and thereunder shall be deemed duly given if (and then two business days after) it is sent by (a) confirmed facsimile; (b) overnight delivery; or (c) registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:


      IF TO NVC:                           COPY TO:
      ---------                            -------

      New Visual Corporation               Baker & McKenzie
      5920 Friars Road, Suite 104          2001 Ross Avenue, Suite 2300
      San Diego, California  92108         Dallas, Texas  75201
      Attn: Ray Willenberg, Jr.            Attn: Lawrence B. Mandala
      Facsimile: (619)718-7446             Facsimile: (214) 978-3099


                                           COPY TO:
                                           -------
      IF TO ZAIQ:
      ----------
                                           James Lightman, Esq.
      Zaiq Technologies, Inc.              576 Dutton Road
      78 Dragon Court                      Sudbury, MA  01776
      Woburn, MA  01801                    Facsimile: ________________
      Attn: Richard McAndrew
      Facsimile: (781) 932-7488

      IF TO ANI:                           COPY TO:
      ----------                           -------

      Adaptive Networks, Inc.              Morse, Barnes-Brown & Pendleton, P.C.
      94 Wells Avenue                      Reservoir Place, 1601 Trapelo Road
      Newton, Massachusetts                Waltham, MA 02451
      Attn: Michael Propp                  Attn: Peter N. Barnes-Brown
      Facsimile: (617) 969-6898            Facsimile: (781) 622-5933


Any Party may send any notice, request, demand, claim, or other communication hereunder and thereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder and thereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         8.7 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder and thereunder without the prior written approval of the other Parties.

         8.8 CHOICE OF LAW; SECTION HEADINGS. Whenever applicable, provisions of this Agreement conferring rights or obligations upon ZAIQ as a holder of shares of NVC and describing limitations on those rights or obligations shall be governed by and construed or interpreted in accordance with the Utah Revised Business Corporation Act, the regulations thereunder and interpretations thereof. The remaining provisions of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         8.9 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         8.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         8.11 AUTHORSHIP. The Parties agree that the terms and language of this Agreement were the result of negotiations between the Parties and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against either Party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

         8.12 FURTHER ACTIONS. Upon the request of any Party, the other Party will (a) furnish to the requesting Party any additional information, (b) execute and deliver, at their own expense, any other documents and (c) take any other actions as the requesting Party may reasonably require to more effectively carry out the intent of this Agreement.

         The Parties have executed and delivered this Agreement to be effective as of the Effective Date.


NEW VISUAL CORPORATION



By: /S/ RAY WILLENBERG, JR.
        Ray Willenberg, Jr.
        President and Chief Executive Officer


ZAIQ TECHNOLOGIES, INC.



By:  /S/ RICHARD. T. MC ANDREW
Name:    Richard T. Mc Andrew
Title:   Chairman


ADAPTIVE NETWORKS, INC.


By: /S/ MICHAEL PROPP
Name:   Michael Propp
Title:  President